As filed with the Securities and Exchange Commission on February 28, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exxon Mobil Corporation

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	13-5409005
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5959 Las Colinas Boulevard

Irving, Texas, 75039-2298

(972) 444-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert N. Schleckser

Vice President and Treasurer

Exxon Mobil Corporation

5959 Las Colinas Boulevard

Irving, Texas 75039-2298

(972) 444-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Kaplan

Byron B. Rooney

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post- effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post- effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post- effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, without par value(3)	68,191,228	$81.285	$5,542,923,967.98	$642,424.89

(1)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional number of our shares as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.
(2)	Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the New York Stock Exchange, for our shares on February 22, 2017.
(3)	All the shares being registered hereby are offered for the account of certain selling stockholders who acquired such shares in a private transaction.

PROSPECTUS

Exxon Mobil Corporation

68,191,228 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition of up to 68,191,228 shares of Exxon Mobil Corporation common stock, without par value, by the selling stockholders named in this prospectus. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares offered by the selling stockholders. The selling stockholders acquired the shares pursuant to a Purchase and Sale Agreement entered into with an affiliate of Exxon Mobil Corporation dated January 16, 2017. We are registering the offer and sale of the shares to satisfy registration rights we have granted to the selling stockholders.

The selling stockholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Our common stock is traded on the New York Stock Exchange under the symbol “XOM”. On February 15, 2017, the last reported sale price for our common stock on the New York Stock Exchange was $83.16 per share.

We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

Investing in our common stock involves certain risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2017

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The terms “ExxonMobil,” “the Company,” “we,” “us” and “our” refer to Exxon Mobil Corporation and its subsidiaries, unless otherwise stated or the context otherwise requires.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

This prospectus may be supplemented from time to time by one or more prospectus supplements. The prospectus supplement may add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any shares being offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

EXXON MOBIL CORPORATION

ExxonMobil was incorporated in the State of New Jersey in 1882. Our divisions and affiliated companies operate or market products in the United States and most other countries of the world. Our principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. We are a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. Our affiliates conduct extensive research programs in support of these businesses.

Our principal offices are located at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298, and our telephone number is (972) 444-1000. We maintain a website at exxonmobil.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NYSE under the symbol “XOM”. The following table sets forth the high and low closing sales prices of our common stock as reported by the NYSE for the fiscal quarters indicated.

	High	Low
	(Dollars per share)
Fiscal Year 2015
First Quarter	93.45	82.68
Second Quarter	90.09	82.80
Third Quarter	83.53	66.55
Fourth Quarter	87.44	73.03

Fiscal Year 2016
First Quarter	85.10	71.55
Second Quarter	93.83	81.99
Third Quarter	95.55	82.29
Fourth Quarter	93.22	82.76

Fiscal Year 2017
First Quarter (through February 15, 2017)	91.34	81.17

On February 15, 2017, the last reported sale price for our common stock on the NYSE was $83.16 per share. As of February 15, 2017, we had 402,006 registered holders of record of our common stock.

DIVIDEND POLICY

Dividends paid to common stockholders totaled $12.5 billion ($2.98 per common share) in fiscal year 2016 and $12.1 billion ($2.88 per common share) in fiscal year 2015.

The payment of future dividends is subject to the discretion of our Board of Directors.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our common stock. The following description is a summary only and is qualified by reference to the relevant provisions of New Jersey law and our restated certificate of incorporation and by-laws, copies of which are incorporated by reference in this prospectus.

We are authorized to issue up to 9,000,000,000 shares of common stock, without par value. As of February 15, 2017, there were 4,144,579,740 shares of our common stock issued and outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Each holder of our common stock is entitled to one vote for each share of our common stock held of record on the applicable record date on all matters submitted to a vote of shareholders.

Holders of our common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefor, subject to any preferential dividend rights granted to the holders of any of our outstanding preferred stock.

Holders of our common stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of ExxonMobil, in all remaining assets available for distribution to shareholders after payment of or provision for our liabilities and the liquidation preference of any of our outstanding preferred stock.

Holders of our common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Stock Exchange Listing

Our common stock is traded on the New York Stock Exchange under the symbol “XOM”.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 68,191,228 shares of our common stock for their own account. On January 16, 2017, an affiliate of Exxon Mobil Corporation entered into a Purchase and Sale Agreement with the selling stockholders, pursuant to which we sold in a private placement transaction an aggregate of 68,191,228 shares of our common stock. We are registering the offer and sale of the shares of common stock to satisfy certain registration obligations that we agreed to in connection with the Purchase and Sale Agreement. Pursuant to a registration rights agreement we entered into in connection with such transaction, we have agreed to use our commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, effective until the shares offered by this prospectus (i) have been disposed of by the selling stockholders in accordance with this prospectus, (ii) have been disposed of by the selling stockholders under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) have been transferred or assigned in a private transaction the result of which we have delivered a new certificate or other evidence of ownership for such shares not bearing a legend and such shares may be resold without subsequent registration under the Securities Act or (iv) may be sold pursuant to Rule 144 without the requirement that such sales be in compliance with manner-of-sale restrictions or volume limitations. As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares owned by each of the respective selling stockholders, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling stockholders assuming all of the shares covered hereby are sold. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. Other than with respect to the Purchase and Sale Agreement pursuant to which the selling stockholders acquired their respective shares of common stock, no selling stockholder, nor any person controlling a selling stockholder, has had any position, office or other material relationship with us or any of our predecessors or affiliates within the last three years.

The information set forth below is based upon information obtained from the selling stockholders and upon information in our possession regarding the issuance of shares of common stock to the selling stockholders in connection with the private placement transaction. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) of the Exchange Act. The percentage of shares beneficially owned prior to and after the offering is based on 4,144,579,740 shares of our common stock outstanding as of February 15, 2017.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership After Offering(1)
Name of Selling Stockholder	Number of Shares	% of Outstanding Common Stock	Number of Shares Being Offered	Number of Shares	% of Outstanding Common Stock
RBBMI Holdings, L.P.(2)	5,619,970	0.1%	5,619,970	—	—
FW Avalon Holdings, L.P.(3)	11,603,529	0.3%	11,603,529	—	—
CBSM, L.P.(4)	7,236,283	0.2%	7,236,283	—	—
GCBSM, L.P.(5)	20,143,313	0.5%	20,143,313	—	—
NBLSM, L.P.(6)	11,578,718	0.3%	11,578,718	—	—
OBSM, L.P.(7)	11,948,530	0.3%	11,948,530	—	—
SBCA Holdings, L.P.(8)	60,885	0.0%	60,885	—	—

(1)	Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to a particular selling stockholder, such selling stockholder sells all shares of common stock registered under this prospectus held by such selling stockholder.
(2)	RBH Genpar, LLC is the general partner of RBBMI Holdings, L.P. BEPCO, L.P. is the sole member of RBH Genpar, LLC. BEPCO Genpar, L.L.C. is the general partner of BEPCO, L.P. Sid R. Bass is the sole member of the executive committee of the board of directors of BEPCO Genpar, L.L.C. Sid R. Bass is deemed to have beneficial ownership and voting and investment power over the common stock held by RBBMI Holdings, L.P. The address of RBBMI Holdings, L.P. is 201 Main Street, Suite 2700, Fort Worth, TX 76102.
(3)	FW Avalon Holdings Genpar, LLC is the general partner of FW Avalon Holdings, L.P. Robert M. Bass is the sole manager of FW Avalon Holdings Genpar, LLC. Robert M. Bass is deemed to have beneficial ownership and voting and investment power over the common stock held by FW Avalon Holdings, L.P. The address of FW Avalon Holdings, L.P. is 201 Main Street, Suite 2700, Fort Worth, TX 76102.
(4)	CBSM Genpar, LLC is the general partner of CBSM, L.P. Sid R. Bass is the sole manager of CBSM Genpar, LLC. Sid R. Bass is deemed to have beneficial ownership and voting and investment power over the common stock held by CBSM, L.P. The address of CBSM, L.P. is 201 Main Street, Suite 2700, Fort Worth, TX 76102.
(5)	GCBSM Genpar, LLC is the general partner of GCBSM, L.P. Sid R. Bass is the sole manager of GCBSM Genpar, LLC. Sid R. Bass is deemed to have beneficial ownership and voting and investment power over the common stock held by GCBSM, L.P. The address of GCBSM, L.P. is 201 Main Street, Suite 2700, Fort Worth, TX 76102.
(6)	NBLSM Genpar, LLC is the general partner of NBLSM, L.P. Edward P. Bass is the sole manager of NBLSM Genpar, LLC. Edward P. Bass is deemed to have beneficial ownership and voting and investment power over the common stock held by NBLSM, L.P. The address of NBLSM, L.P. is 201 Main Street, Suite 2700, Fort Worth, TX 76102.
(7)	OBSM Genpar, LLC is the general partner of OBSM, L.P. Lee M. Bass is the sole manager of OBSM Genpar, LLC. Lee M. Bass is deemed to have beneficial ownership and voting and investment power over the common stock held by OBSM, L.P. The address of OBSM, L.P. is 201 Main Street, Suite 2700, Fort Worth, TX 76102.
(8)	SBCAH Genpar, LLC is the general partner of SBCA Holdings, L.P. GCSM, LLC is the sole member of SBCAH Genpar, LLC. SRBI BP O&G, L.L.C. is the manager of GCSM, LLC. Sid R. Bass is the sole member of the board of directors of SRBI BP O&G, L.L.C. Sid R. Bass is deemed to have beneficial ownership and voting and investment power over the common stock held by SBCA Holdings, L.P. The address of SBCA Holdings, L.P. is 201 Main Street, Suite 2600, Fort Worth, TX 76102.

PLAN OF DISTRIBUTION

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time after the date of this prospectus up to 68,191,228 shares of our common stock for their own account. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares offered by the selling stockholders.

The selling stockholders may sell the shares directly to purchasers or to or through broker-dealers or agents in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on such exchanges or services or in the over-the-counter market. The selling stockholders may use any one or more of the following methods when selling shares:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	in privately negotiated transactions.

The selling stockholders may enter into hedging transactions from time to time in which a selling stockholder may:

•	enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of the shares, in which case such broker-dealer or other person may use the shares received from the selling stockholders to close out its short positions;

•	sell shares of common stock short and re-deliver shares offered by this prospectus to close out its short positions;

•	enter into options or other types of transactions that require the selling stockholder to deliver the shares to a broker-dealer, affiliate or third party, who will then resell or transfer the shares under this prospectus; or

•	loan or pledge the shares to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation. In order to comply with certain states’ securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers.

The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the shares offered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a supplement to this prospectus pursuant to the applicable rules promulgated under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock covered by this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. The selling stockholders will bear the fees, discounts, concessions and commissions incurred by the selling stockholders in connection with resales of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, or the selling stockholders may be entitled to contribution. The selling stockholders have agreed to indemnify us against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.

In certain circumstances, we may restrict or suspend offers and sales or other dispositions of the shares under the registration statement of which this prospectus forms a part after the date of this prospectus. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the rules of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION

ExxonMobil files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy this information at the following location of the Securities and Exchange Commission:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like ExxonMobil who file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

The Securities and Exchange Commission allows ExxonMobil to “incorporate by reference” information into this document. This means that ExxonMobil can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that ExxonMobil makes with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed), prior to the termination of the offering of shares of common stock under this prospectus.

Exxon Mobil Corporation Securities and Exchange Commission Filings	Period or date filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2016

Current Reports on Form 8-K	January 3, 2017, January 17, 2017 and January 26, 2017

The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-75659), and any document filed which updated that description.	April 5, 1999

Documents incorporated by reference are available from the Securities and Exchange Commission as described above or from ExxonMobil without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

ExxonMobil Shareholder Services

c/o Computershare Trust Company, N.A.

P.O. Box 43078

Providence, Rhode Island 02940-3078

Telephone: (800) 252-1800 (within the U.S. and Canada)

Telephone: (781) 575-2058 (outside the U.S. and Canada)

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Statements relating to future plans, projections, events or conditions are forward-looking statements. Future results, including project plans, costs, timing, and capacities; capital and exploration expenditures; asset carrying values; resource recoveries; and share purchase levels, could differ materially due to factors including: changes in oil, gas, or petrochemical prices or other market or economic conditions affecting the oil, gas, or petrochemical industries, including the scope and duration of economic recessions; the outcome of exploration and development efforts; changes in law or government regulation, including tax and environmental requirements; the impact of fiscal and commercial terms and outcome of commercial negotiations; changes in technical or operating conditions; actions of competitors; and other factors discussed under the heading “Factors Affecting Future Results” in the “Investors” section of ExxonMobil’s website and in Item 1A of ExxonMobil’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. ExxonMobil undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

VALIDITY OF THE SECURITIES

The validity of the shares of common stock in respect of which this prospectus is being delivered will be passed on for us by James E. Parsons, Esq., ExxonMobil’s Coordinator – Corporate Securities and Finance Law.

EXPERTS

The consolidated financial statements of ExxonMobil and ExxonMobil management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to ExxonMobil’s Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information not required in prospectus

Item 14.	Other expenses of issuance and distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$642,424.89
Accounting fees and expenses	$50,000
Legal fees and expenses	$50,000
Miscellaneous	$5,000

Total	$747,424.89

Item 15.	Indemnification of directors and officers

The Registrant’s restated certificate of incorporation does not contain any provision relating to the indemnification of its directors or officers. Article X of the Registrant’s by-laws provides that the Registrant shall indemnify to the full extent permitted by law any current or former director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of the Registrant or any of its subsidiaries or serves or served any other enterprise at the request of the Registrant against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such legal action. No indemnification is required under the Registrant’s by-laws with respect to any settlement or other nonadjudicated disposition of any legal action unless the Registrant has previously consented to such settlement or other disposition.

The Registrant is organized under the laws of the State of New Jersey. Section 14A:3-5(2) of the New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a corporate agent (generally defined as any person who is or was a director, officer, employee or agent of the corporation or of any constituent corporation absorbed by the corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the corporation or the legal representative of any such director, officer, trustee, employee or agent) against his or her expenses and liabilities in connection with any proceeding involving such corporate agent by reason of his or her being or having been a corporate agent, other than derivative proceedings, if (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Under Section 14A:3-5(3) of the New Jersey Business Corporation Act, a New Jersey corporation may indemnify a corporate agent against his or her expenses in connection with any derivative proceedings. A standard of care similar to Section 14A:3-5(2) of the New Jersey Business Corporation Act is applicable, except no indemnification may be provided in respect of any claim, issue or matter as to which the corporate agent is adjudged to be liable to the corporation, unless (and only to the extent that) the Superior Court of the State of New Jersey (or the court in which the proceeding was brought) determines upon application that the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 14A:3-5(4) of the New Jersey Business Corporation Act requires a New Jersey corporation to indemnify a corporate agent for his or her expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above, or in defense of any claim, issue or matter therein. Except as required by the previous sentence, under Section 14A:3-5(11) of the New Jersey Business Corporation Act, no indemnification may be made or expenses advanced, and none may be ordered by a court, if such indemnification or advancement would be inconsistent with (i) a provision of the corporation’s certificate of incorporation, (ii) its by-laws, (iii) a resolution of the board of directors or of the corporation’s shareholders,

(iv) an agreement to which the corporation is a party or (v) other proper corporate action (in effect at the time of the accrual of the alleged cause of action asserted in the proceeding) that prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

Under Section 14A:3-5(6) of the New Jersey Business Corporation Act, expenses incurred by a director, officer, employee or other agent in connection with a proceeding may, except as described in the immediately preceding paragraph, be paid by the corporation before the final disposition of the proceeding as authorized by the board of directors upon receiving an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified. Article X of the Registrant’s by-laws provides that the Registrant shall pay the expenses (including attorneys’ fees) incurred by a current or former officer or director of the Registrant in defending any legal action in advance of its final disposition promptly upon receipt of such an undertaking.

Under Section 14A:3-5(8) of the New Jersey Business Corporation Act, the power to indemnify and advance expenses under the New Jersey Business Corporation Act does not exclude other rights, including the right to be indemnified against liabilities and expenses incurred in derivative proceedings, to which a corporate agent may be entitled to under a certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise. However, no indemnification may be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a knowing violation of the law, or resulted in the receipt by such person of an improper personal benefit.

Section 14A:3-5(9) of the New Jersey Business Corporation Act further provides that a New Jersey corporation has the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation would have the power to indemnify him or her against such expenses and liabilities under the New Jersey Business Corporation Act. The Registrant maintains directors’ and officers’ liability insurance on behalf of its directors and officers.

Item 16.	Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document

3.1	Restated Certificate of Incorporation, as restated November 30, 1999, and as further amended effective June 20, 2001 (incorporated by reference to Exhibit 3(i) to Exxon Mobil Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015)

3.2	By-Laws, as revised to November 1, 2016 (incorporated by reference to Exhibit 3(ii) to Exxon Mobil Corporation’s Current Report on Form 8-K filed on November 1, 2016)

4.1	Registration Rights Agreement by and among Exxon Mobil Corporation and the holders signatory thereto, dated February 28, 2017

4.2	Specimen certificate representing the Registrant’s Common Stock

5.1	Opinion of James E. Parsons, Esq., Coordinator – Corporate Securities and Finance Law of Exxon Mobil Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

Exhibit No.	Document

23.2	Consent of James E. Parsons, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of the registration statement)

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on February 28, 2017.

Exxon Mobil Corporation

By:	/s/ Darren W. Woods
Name:	Darren W. Woods
Title:	Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Vint, Stephen A. Littleton and Jeffrey S. Lynn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date set forth above.

Signature	Title

/s/ Darren W. Woods	Chairman of the Board (Principal Executive Officer)
Darren W. Woods

/s/ Susan K. Avery	Director
Susan K. Avery

/s/ Michael J. Boskin	Director
Michael J. Boskin

/s/ Peter Brabeck-Letmathe	Director
Peter Brabeck-Letmathe

/s/ Angela F. Braly	Director
Angela F. Braly

/s/ Ursula M. Burns	Director
Ursula M. Burns

/s/ Larry R. Faulkner	Director
Larry R. Faulkner

Signature	Title

/s/ Henrietta H. Fore	Director
Henrietta H. Fore

/s/ Kenneth C. Frazier	Director
Kenneth C. Frazier

/s/ Douglas R. Oberhelman	Director
Douglas R. Oberhelman

/s/ Samuel J. Palmisano	Director
Samuel J. Palmisano

/s/ Steven S Reinemund	Director
Steven S Reinemund

/s/ William C. Weldon	Director
William C. Weldon

/s/ Andrew P. Swiger	Senior Vice President (Principal Financial Officer)
Andrew P. Swiger

/s/ David S. Rosenthal	Vice President and Controller (Principal Accounting Officer)
David S. Rosenthal

EXHIBIT INDEX

Exhibit No.	Document

3.1	Restated Certificate of Incorporation, as restated November 30, 1999, and as further amended effective June 20, 2001 (incorporated by reference to Exhibit 3(i) to Exxon Mobil Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015)

3.2	By-Laws, as revised to November 1, 2016 (incorporated by reference to Exhibit 3(ii) to Exxon Mobil Corporation’s Current Report on Form 8-K filed on November 1, 2016)

4.1	Registration Rights Agreement by and among Exxon Mobil Corporation and the holders signatory thereto, dated February 28, 2017

4.2	Specimen certificate representing the Registrant’s Common Stock

5.1	Opinion of James E. Parsons, Esq., Coordinator – Corporate Securities and Finance Law of Exxon Mobil Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of James E. Parsons, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of the registration statement)